Exhibit 99.2

August 11,2006

The Special Committee of the Board of Directors of Inter-Tel, Incorporated

1615 5. 52nd Street

Tempe, Arizona 85281

Dear Members of the Special Committee:

We understand that an affiliate of Steven G. Mihaylo (“Mihaylo”), the former Chairman and Chief Executive Officer and largest shareholder of Inter-Tel, Incorporated (the “Company”), together with Vector Capital Corporation (“Vector”) have formed INTL Acquisition Corp. (“IAC”) and TAC has presented to the Board of Directors of the Company a written offer (the “Offer”) to acquire all of the outstanding common stock of the Company (other than the shares beneficially owned by IAC) (the “Proposed Acquisition”) pursuant to a merger agreement to be negotiated whereby IAC or a direct or indirect wholly-owned subsidiary of IAC would be merged with and into the Company and all of outstanding common stock of the Company (other than the shares beneficially owned by TAC) would be converted into the right to receive $22.50 per share in cash (the “Proposed Merger Consideration”). Such proposed transaction is referred to herein as the “Proposed Transaction”.

We understand that, in connection with the Proposed Acquisition, IAC has received equity commitments from (i) Mihaylo to contribute to IAC or a wholly-owned subsidiary of IAC certain shares of Company common stock beneficially owned by Mihaylo and (ii) Vector to provide to IAC or a wholly-owned subsidiary of IAC $96,400,000 of equity financing (collectively, the “Equity Commitments”).

We understand that, in connection with the Proposed Acquisition, JAC has received debt- financing commitments from Deutsche Bank Trust Company Americas, Deutsche Bank Securities, Inc., Royal Bank of Canada and RBC Capital Markets to provide certain credit facilities including (i) a first- lien term loan facility in an aggregate principal amount of up to $200,000,000, (ii) a $30,000,000 revolving credit facility and (iii) a second-lien term loan facility in an aggregate principal amount of up to $100,000,000 (collectively, the “Financing Commitments”).

You have requested that Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Special Committee of the Board of Directors of the Company (the “Special Committee”) as to fairness or inadequacy, as appropriate, from a financial point of view, as of the date hereof, of the Proposed Merger Consideration to be received by the common stockholders of the Company (other than IAC and its affiliates) in connection with the Proposed Transaction.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we:

1.	reviewed the Company’s annual reports to shareholders on Form 10-K for the fiscal years ended December 31, 2005, 2004 and 2003, quarterly reports on Form 10-Q for the quarters ended June 30 and March 31, 2006 and September 30 and June 30, 2005 and Proxy Statement on Form 14A, dated May 10, 2006;

2.

spoke with certain members of the management of the Company regarding the operations, financial condition, future prospects and projected operations and performance of the Company and regarding the Proposed Transaction, and spoken with representatives of the Company’s financial advisors and counsel and with the Special Committee’s counsel regarding the Company, the Proposed Transaction, and related matters;

3.	reviewed the following agreements and documents in connection with the Proposed Transaction:
a.	the Offer;
b.	the Equity Commitments; and
c.	the Financing Commitments.
4.	reviewed forecasts and projections prepared by the Company’s management with respect to the Company;
5.	reviewed the historical market prices and trading volume for the Company’s publicly traded securities for the past one year;
6.

reviewed certain other publicly available financial data for certain companies that we deemed relevant and publicly available transaction prices and premiums paid in other change of control transactions that we deemed relevant for companies in industries related to the Company; and

7.	conducted such other financial studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information (including, without limitation, the financial forecasts and projections) furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, we have relied upon and assumed, without independent verification, that the financial forecasts and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial results and condition of the Company, and we express no opinion with respect to such forecasts and projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the most recent financial statements provided to us, and that there is no information or facts that would make the information reviewed by us incomplete or misleading.

Furthermore, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company, nor were we provided with any such appraisal or evaluation. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof. Subsequent events that could materially affect the conclusions set forth in this Opinion include, without limitation, adverse changes in industry performance or market conditions; changes to the business, financial condition and results of operations of the Company; and changes in the terns of the Proposed Transaction.

This Opinion is furnished for the use and benefit of the Special Committee in connection with its consideration of the Proposed Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose, without our express, prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to any security holder as to how such security holder should vote with respect to the Proposed Transaction. This Opinion may not be disclosed, reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any references to Houlihan Lokey, HLHZ (as defined below) or any of its affiliates be made by the Company or any of its affiliates, or any other recipient of this Opinion, without the prior written consent of Houlihan Lokey.

We advise you that Houlthan Lokey, was retained to act as financial advisor and investment banker to the Special Committee in connection with evaluating certain potential transactions by the Company, including in connection with certain aspects of the Proposed Transaction. The Company will pay Houlthan Lokey a fee for providing this Opinion, which is not contingent upon the consummation of the Proposed Transaction. The Company has agreed to reimburse us for expenses and indemnify us against certain liabilities and expenses.

We have not been requested to opine as to, and this Opinion does not address: (i) the underlying business decision of the Company, its security holders or any other party whether to proceed with or effect the Proposed Transaction, (ii) the fairness or inadequacy of any portion or aspect of the Proposed Transaction not expressly addressed in this Opinion, (iii) the fairness or inadequacy of any portion or aspect of the Proposed Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or any other party other than those set forth in this Opinion, (iv) the relative merits of the Proposed Transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage, or (v) the tax or legal consequences of the Proposed Transaction to either the Company or its security holders, or any other party. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Proposed Merger Consideration that would be received by the common stockholders of the Company (other than IAC and its affiliates) in connection with the Proposed Transaction is inadequate to such common stockholders from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISERS, INC.